Exhibit 10.8
              Form of Employment Agreement between NBT Bancorp Inc.
                   and Peter Corso made as of October 18, 2001

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of October 18, 2001, by and between PETER J. CORSO ("Executive") and NBT BANCORP INC., a Delaware corporation having its principal office in Norwich, New York ("NBTB") and NBT Bank, National Association ("NBT Bank");

                                           W I T N E S S E T H T H A T :

         WHEREAS, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of June 19, 2001 by and between CNB Financial Corp., a New York corporation ("CNB") and NBTB (the "Merger Agreement"), CNB will merge into NBTB (the "Merger");

         WHEREAS, commencing on the first day following the consummation of the Merger pursuant to the Merger Agreement (the "Effective Time"), the Executive will assume the duties of President and Chief Operating Officer of Central National Bank, a Division of NBT Bank (the "Division');

         WHEREAS, NBTB desires to secure the continued employment of Executive, subject to the provisions of this Agreement;


         WHEREAS, because of Executive's abilities and his knowledge of, and reputation in, markets where CNB conducts its business, NBTB and NBT Bank have determined that it is essential to obtain a commitment from Executive to provide consulting services to NBT Bank and not to compete against NBTB or any of its affiliates or to solicit to employ certain of their officers in accordance with the terms hereof; and

         WHEREAS, Executive is desirous of entering into the Agreement upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, intending to be legally bound, the parties agree as follows:

         1.       Employment; Responsibilities and Duties.

                  (a) NBT Bank hereby agrees to employ, and NBTB hereby agrees to cause NBT Bank to employ, Executive as President and Chief Operating Officer of the Division and any successor during the Term of Employment (as hereinafter defined) and Executive hereby agrees to serve as the President and Chief Operating Officer of the Division during the Term of Employment. Executive shall report directly to the Chief Executive Officer of NBT Bank and shall have such executive duties, responsibilities, and authority as determined by the Chief Executive Officer of NBT Bank.

                  (b) Executive shall devote his full working time and best efforts to the performance of his responsibilities and duties hereunder. During the Term of Employment, Executive shall not, without the prior written consent of the Chief Executive Officer of NBT Bank, render services as an employee, independent contractor, or otherwise, whether or not compensated, to any person or entity other than NBTB or its affiliates; provided that Executive may, where involvement in such activities does not individually or in the aggregate significantly interfere with the performance by Executive of his duties or violate the provisions of sections 4, 5 and 6 hereof, (i) render services to charitable organizations, (ii) manage his personal investments, and (iii) with the prior permission of the Chief Executive Officer of NBT Bank, hold such other directorships or part-time academic appointments or have such other business affiliations as would otherwise be prohibited under this section 1.

         2.       Term of Employment.

                  (a) The term of Executive's employment under this Agreement ("Term of Employment") shall be the period commencing on the date of the consummation of the merger between NBTB and CNB (the "Commencement Date") and continuing until the Termination Date, which shall mean the earliest to occur of:

                           (i)      the third anniversary of the Commencement
Date, unless the Term of Employment shall be extended by the mutual agreement of the parties hereto;

                           (ii)     the death of Executive;

                           (iii)    Executive's inability to perform his duties
hereunder, as a result of physical or mental disability as reasonably determined by the personal physician of Executive, for a period of at least 180 consecutive days or for at least 180 days during any period of twelve consecutive months during the Term of Employment;

                           (iv)     the discharge of Executive by NBT Bank "for
cause," which shall mean one or more of the following:

                                    (A)     any willful or gross misconduct by
Executive  with respect to the business and affairs of NBT Bank, or with respect
to  any  of  its   affiliates   for  which   Executive   is  assigned   material
responsibilities or duties;

                                    (B)     the conviction of Executive of a
felony (after the earlier of the expiration of any applicable appeal period without perfection of an appeal by Executive or the denial of any appeal as to which no further appeal or review is available to Executive) whether or not committed in the course of his employment by NBT Bank;

                                    (C)     Executive's willful neglect,
failure, or refusal to carry out his duties hereunder in a reasonable manner (other than any such failure resulting from disability or death or from termination by Executive for Good Reason, as hereinafter defined) after a written demand for substantial performance is delivered to Executive that specifically identifies the manner in which NBTB believes that Executive has not substantially performed his duties and Executive has not resumed substantial performance of his duties on a continuous basis within thirty days of receiving such demand; or

                                    (D)     the breach by Executive of any
representation or warranty in section 6(a) hereof or of any agreement contained in section 1, 6, or 7 hereof, which breach is material and adverse to NBTB or any of its affiliates for which Executive is assigned material responsibilities or duties;

                           (v)      Executive's resignation from his position as
President and Chief Operating Officer of the Division for any reason; or

                           (vi)     the termination of Executive's employment by
NBT Bank "without cause," which shall mean the termination of Executive's employment by NBT Bank for any reason other than those set forth in subsections
(i), (ii), (iii) or (iv) of this section 2(a), upon the thirtieth day following notice to Executive.

                  (b) In the event that the Term of Employment shall be terminated by reason of an event described in section 2(a)(i) - 2(a)(iv) hereof, Executive shall be entitled to, upon the occurrence of any such event:

                           (i)      receive any salary (as hereinafter defined)
payable pursuant to section 3(a)(i) hereof which shall have accrued as of the Termination Date; and

                           (ii)     such rights as Executive shall have accrued
as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(b)(vi) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(b)(ii) hereof.

                  (c) In the event that the Term of Employment shall be terminated by reason of an event other than an event described in section 2(a)(i) - 2(a)(iv) hereof, Executive shall be entitled to:

                           (i)      receive any salary payable pursuant to
section 3(a)(i) hereof which shall have accrued as of the Termination Date;

                           (ii)     such rights as Executive may have accrued
as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(b)(vi) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(b)(ii) hereof;

                           (iii)    if the Termination Date occurs during the
first year of the Term of Employment, then in consideration of Executive's past services, Executive's agreement to provide consulting services under section 4 hereof, and Executive's covenants under sections 5 and 6 hereof, Executive shall be entitled to a lump-sum cash payment equal to $525,000;

                           (iv)     if the Termination Date occurs during the
second year of the Term of Employment, then in consideration of Executive's past services, Executive's agreement to provide consulting services under section 4 hereof, and Executive's covenants under sections 5 and 6 hereof, Executive shall be entitled to receive a lump sum cash payment equal to the sum of (A) the undiscounted remainder of his base annual compensation during the second year of the Term of Employment (assuming Executive remained employed by NBT Bank for the entirety of such second year) and (B) an undiscounted amount equal to eighteen months of additional annual base compensation at the then current rate; and

                           (v)      if the Termination Date occurs after the
second year of the Term of Employment, then in consideration of Executive's past services and his covenants under sections 5 and 6 hereof, Executive shall be entitled to receive a lump sum cash payment equal to the undiscounted amount of Executive's annual base compensation (at the rate in effect immediately prior to the Termination Date) that would have been payable to Executive assuming Executive remained employed by NBT Bank for the greater of (i) one year after the Termination Date or (ii) the date after the third anniversary of the Commencement Date, if any, agreed to by the parties hereto.

                  (d) In the event that the employment of Executive with NBT Bank is terminated in any situation described in section 3 of the change-in-control letter agreement dated as of the date hereof (but effective as of the Effective Time) between NBTB and Executive (the "Change-in-Control Agreement") so as to entitle Executive to a severance payment and other benefits described in section 3 of the Change-In-Control Agreement, then notwithstanding the provisions of section 2 (c) hereof, Executive shall be entitled to the following, and no more, under this section 2:

                           (i)      any salary payable pursuant to section 3(a)
(i) hereof which shall have accrued as of the Termination Date;

                           (ii)     such rights as Executive shall have accrued
as of the Termination Date under the terms of any plans or arrangements in which he participates pursuant to section 3(b) hereof, any right to reimbursement for expenses accrued as of the Termination Date payable pursuant to section 3(b)(vi) hereof, and the right to receive the cash equivalent of paid annual leave and sick leave accrued as of the Termination Date pursuant to section 3(b)(ii) hereof; and

                           (iii)    the severance payment and other benefits
provided in the Change-in-Control Agreement.

Notwithstanding the foregoing provisions of this section 2(d), the Executive may at any time prior to the payment of any severance or other benefits under section 3 of the Change-In-Control Agreement elect in writing to waive his rights under the Change-in-Control Agreement, in which case this Agreement shall apply to Executive without regard to the foregoing provisions of this section 2(d). In the event that Executive becomes entitled to the severance and other benefits under section 3 of the Change-in-Control Agreement, NBTB shall promptly (and in all events within three business days) notify Executive in writing of Executive's right to waive his rights under the Change-in-Control Agreement and, unless otherwise directed by the Executive in writing, no severance payments or other benefits under section 3 of the Change in Control Agreement shall be paid to Executive until ten business days after the providing of written notice by NBTB to Executive. If Executive does not waive his rights under the Change-in-Control Agreement and receives severance or other benefits under section 3 of the Change-in-Control Agreement, sections 4 and 5 of this Agreement shall cease to apply and Executive shall have no obligation thereunder.

                  3. Compensation. For the services to be performed by Executive for NBT Bank under this Agreement, Executive shall be compensated in the following manner:

(a)      Salary.  During the Term of Employment:

                           (i)      NBT Bank shall pay Executive a salary,
which, on an annual basis, shall not be less than $175,000 during the Term of Employment. Salary shall be payable in accordance with the normal payroll practices of NBTB with respect to executive personnel as presently in effect or as they may be modified by NBTB from time to time.

                           (ii)     Executive shall be entitled to minimum
annual salary increases of 7 percent during the Term of Employment, and in addition, if the term of this agreement is extended as per Section 2(a)(i), shall be eligible to be considered for further salary increases, upon review, in accordance with the compensation policies of NBTB with respect to executive personnel as presently in effect or as they may be modified by NBTB from time to time.

                           (iii)    Executive shall be eligible to be considered
for performance bonuses of up to 50 percent of salary, in accordance with the compensation policies of NBTB with respect to executive personnel as presently in effect or as they may be modified by NBTB from time to time.

                  (b) Employee Benefit Plans or Arrangements. During the Term of Employment, Executive shall be entitled to participate in all employee benefit plans of NBTB and its affiliates, as presently in effect or as they may be modified from time to time, under such terms as may be applicable to officers of Executive's rank employed by NBTB or its affiliates, including, without limitation, plans providing retirement benefits, stock options, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, provided that there be no duplication of such benefits as are provided under any other provision of this Agreement.

(i) Stock Options. Each January or February annually during the Term of Employment, NBTB will cause Executive to be granted a non-statutory ("non-qualified") stock option (each an "Option") to purchase the number of shares of the common stock of NBTB, $0.01 par value (the "NBTB Common Stock"), pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan, as amended, or any appropriate successor plan (the "Stock Option Plan"), computed by dividing 200 percent of the annualized salary of Executive on the date of grant of the Option by the "Fair Market Value" of NBTB Common Stock (as defined in the Stock Option
Plan). The option exercise price per share of the shares subject to each Option shall be Fair Market Value, and the terms, conditions of exercise, and vesting schedule of such Option shall be as set forth in section 8 of the Stock Option Plan.

                           (ii)  Vacation and Sick Leave.  During the Term of
Employment, Executive shall be entitled to paid annual vacation periods and sick leave in accordance with the policies of NBTB as in effect as of the Commencement Date or as may be modified by NBTB from time to time as may be applicable to officers of Executive's rank employed by NBTB or its affiliates, but in no event less than four weeks of paid vacation each year during the Term of Employment.

                           (iii)  Automobile.  During the Term of Employment,
Executive shall be entitled to the use of an automobile (whose value shall not exceed $40,000), owned by NBTB or an affiliate of NBTB, the make, model and year of which automobile shall be appropriate to an officer of Executive's rank, and which will be replaced every three years (or earlier if the accumulated mileage exceeds 50,000 miles) with a new automobile whose value shall not exceed the sum of $40,000 escalated by an amount calculated by the controller's division of NBTB to adjust for the effect of inflation upon the $40,000 (an "Inflation Adjustment"). Executive shall be responsible for all expenses of ownership and use of such automobile, subject to reimbursement of expenses for business use in accordance with section 3(b)(vi).

(iv) Country Club Dues. During the Term of Employment, Executive shall be reimbursed for dues and assessments incurred in relation to Executive's membership at a country club mutually agreed upon by Executive and the Chief Executive Officer of NBT Bank.

                           (v)      Withholding.  All compensation to be paid to
Executive hereunder shall be subject to required withholding and other taxes.

                           (vi)  Expenses.  During the Term of Employment,
Executive shall be reimbursed for reasonable travel and other expenses incurred or paid by Executive in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested, in accordance with such policies of NBTB as are in effect as of the Commencement Date and as may be modified by NBTB from time to time, under such terms as may be applicable to officers of Executive's rank employed by NBTB or its affiliates.



         4.       Consulting Services

                  (a) In the event that Executive's employment terminates hereunder during the first two years of the Term of Employment and Executive becomes entitled to a payment under either section 2(c)(iii) or 2(c)(iv) hereof, Executive shall, during the Consulting Period (as hereinafter defined), be available to render such consulting services to NBTB or NBT Bank as they may reasonably request of Executive from time-to-time relating to their business and operations. The services requested of Executive by NBTB and NBT Bank during the Consulting Period shall be scheduled in consultation with Executive and shall be of a scope so as to not materially interfere with Executive's engaging in full-time employment after the Employment Term. NBTB or NBT Bank shall promptly reimburse Executive for all expenses incurred by Executive in the performance of Executive's consulting duties, including travel and subsistence expenses, recognizing that Executive's home may not be in the geographic area where NBTB and NBT Bank conduct business. Executive shall perform his duties under this section 4(a) as an independent contractor to NBTB and NBT Bank.

                  (b) For purposes of this Agreement, the term "Consulting Period" shall mean (i) if Executive's employment terminates hereunder during the first year of the Employment Term and Executive becomes entitled to the payment described in section 2(c)(iii) hereof, the period beginning on the date of Executive's termination of employment with NBT Bank and ending on the second anniversary of such termination of employment, and (ii) if Executive's employment terminates hereunder during the second year of the Employment Term and Executive becomes entitled to the payment described in section 2(c)(iv) hereof, the period beginning on the date of Executive's termination of employment with NBT Bank and ending on the second anniversary of the Merger.

                  (c) In consideration for Executive's covenants under this
section 4 and under sections 5 and 6 hereof, NBTB or NBT Bank shall, in addition to any lump sum payment provided for by Section 2(c)(iii) and 2(c)(iv), as applicable, provide to Executive for a three year period following the date of Executive's termination of employment with NBT Bank, at no cost to Executive, life insurance and health insurance (collectively, "Welfare Benefits") that are not less favorable in all respects to those that Executive was receiving immediately prior to the Termination Date; provided, however, that the medical coverage provided shall be family medical coverage that also covers Executive's spouse and any dependents. Executive will be entitled to elect to change his level of coverage and/or his choice of coverage options with respect to the Welfare Benefits provided by NBTB or NBT Bank to Executive to the same extent that actively employed senior executives of NBTB and NBT Bank are permitted to make such changes.

5.       Covenant Not to Compete.

(a) The parties acknowledge: (i) that as a result of the Merger, NBT Bank and NBTB will be engaged in the business of banking in those markets where CNB currently conducts its banking business; (ii) that Executive has developed special expertise and a recognized reputation in CNB's markets and business; and
(iii) that if Executive were to undertake efforts in competition with NBT Bank and NBTB in CNB's current market areas or solicit for employment officers of CNB the result would be substantial and irreparable damage to NBT Bank and NBTB.

                  (b) During the Restricted Period, Executive shall not solicit any business (other than business in an area outside of twenty miles in which NBTB or any of its subsidiaries is competitively engaged), customers or prospective customers of NBTB or any of its subsidiaries whom Executive has served or solicited during the course of his employment by CNB.

                  (c) During the Restricted Period, Executive shall not, directly or indirectly, either for Executive's own benefit or purpose or for the benefit or purpose of any person or entity other than NBTB or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with NBTB's or any of its subsidiaries' relationship with, or attempt to divert or entice away, any officer of NBTB or any of its subsidiaries who was an officer of CNB or any of its subsidiaries immediately prior to the Merger.

                  (d) The term "Restricted Period shall mean (a) if there is a Consulting Period, the period beginning on the first day of the Consulting Period and ending on the first anniversary of the last day of the Consulting Period, and (b) if there is no Consulting Period, the period beginning on Executive's Termination Date and ending on the date that is six months after such Termination Date.

                  (e) The parties hereto agree that the amount of the lump-sum payment paid to Executive pursuant to Section 2(c)(ii), (c)(iii), or (c)(iv), as applicable, that is allocable to services or consideration provided by Executive other than pursuant to Sections 4, 5 and 6 hereof is less than $135,000.

         6.       Confidential Business Information; Non-Competition.

                  (a) Executive acknowledges that certain business methods, creative techniques, and technical data and the like of NBTB and its affiliates are deemed by NBTB to be and are in fact confidential business information of NBTB or its affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of NBTB or its affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service, or provide material to NBTB or CNB or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of NBTB or CNB or their affiliates. In this regard, NBTB asserts proprietary rights in all of its business information and that of its affiliates except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by NBTB, nor shall he use to the detriment of NBTB or its affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of NBTB or CNB or their affiliates, any confidential business information obtained during the course of his employment by CNB or NBT Bank. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of NBTB or CNB or their affiliates. On or before the Termination Date, Executive shall promptly deliver to NBTB any and all tangible, confidential information in his possession.

                  (b) Executive acknowledges and agrees that irreparable injury will result to NBTB and its affiliates in the event of a breach of any of the provisions of section 5 hereof or this section 6 (the "Designated Provisions") and that NBTB will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy NBTB may have, NBTB shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Chenango County, New York, to restrain the violation or breach thereof by Executive, and Executive submits to the jurisdiction of such court in any such action.

                  (c) It is the desire and intent of the parties that the provisions of section 5 hereof and this section 6 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of section 5 hereof or this section 6 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of section 5 hereof or this section 6 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to NBTB, to the fullest extent permitted by applicable law, the benefits intended by section 5 hereof and this section 6.

                  (d) Life Insurance. In light of the unusual abilities and experience of Executive, NBTB or NBT Bank in their discretion may apply for and procure as owner and for its own benefit insurance on the life of Executive, in such amount and in such form as NBTB or NBT Bank may choose. NBTB or NBT Bank, as applicable, shall make all payments for such insurance and shall receive all benefits from it. Executive shall have no interest whatsoever in any such policy or policies but, at the request of NBTB or NBT Bank, as applicable, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which NBTB or NBT Bank, as applicable, has applied for insurance.



         7.       Representations and Warranties.

                  (a) Executive represents and warrants to NBTB that his execution, delivery, and performance of the Agreement will not result in or constitute a breach of any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any other employment agreement, to which Executive is or has been a party.

                  (b) Executive shall indemnify, defend, and hold harmless NBTB for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which NBTB has incurred or to which NBTB may become subject insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of Executive in section 7(a) hereof to be true and correct when made.

         8. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to NBTB or NBT Bank:

         NBT Bancorp Inc.
         52 South Broad Street
         Norwich, New York  13815

         Attention:        Mr. Daryl R. Forsythe
                           Chairman, President and
                           Chief Executive Officer

With a required copy, in the case of a notice to NBT Bancorp Inc. or NBT Bank, to:

         Brian D. Alprin, Esq.
         Duane, Morris & Heckscher LLP
         1667 K Street, N.W., Suite 700
         Washington, D.C.  20006


If to Executive:

         Mr. Peter J. Corso
         11 Kingsbury Ave.
         St. Johnsville, NY  13452

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

         9. Assignment. Neither party may assign this Agreement or any rights or obligations hereunder without the consent of the other party.

         10. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of law thereof. The parties hereby designate Chenango County, New York to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of New York. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         11. Entire Agreement. This Agreement constitutes the entire understanding among NBTB, NBT Bank and Executive relating to the subject matter hereof. Any previous agreements or understandings between the parties hereto or between Executive and CNB or any of its affiliates regarding the subject matter hereof, including without limitation the terms and conditions of employment, compensation, benefits, retirement, competition following employment, and the like, are merged into and superseded by this Agreement. Neither this Agreement nor any provisions hereof can be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

         12.      Illegality; Severability.

                  (a) Anything in this Agreement to the contrary notwithstanding, this Agreement is not intended and shall not be construed to require any payment to Executive which would violate any federal or state statute or regulation, including without limitation the "golden parachute payment regulations" of the Federal Deposit Insurance Corporation codified to
Part 359 of title 12, Code of Federal Regulations.

                  (b) If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

                           (i)      the validity, legality, and enforceability
of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

                           (ii)     to the fullest extent possible, the
provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

         13. Arbitration. Subject to the right of each party hereto to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of or related to this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in the Northern District of New York. In the event of any arbitration, each party shall have a reasonable right to conduct discovery to the same extent permitted by the Federal Rules of Civil Procedure, provided that such discovery shall be concluded within ninety days after the date the matter is set for arbitration. In the event of any arbitration, the arbitrator or arbitrators shall have the power to award reasonable attorney's fees to the prevailing party. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

         14. Certain Expenses. NBTB shall pay to Executive all legal fees and expenses (but not taxes, penalties or interest on taxes or penalties) incurred by Executive (a) in seeking to obtain or enforce any provision of this Agreement or (b) in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder or under other plans and programs of CNB, NBTB or any of their affiliates. Such payments shall be made within five (5) business days after delivery of Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as NBTB reasonably may require.

         15. Consent to Retirement Annuity Contribution. NBTB hereby consents, for purposes of the Merger Agreement, to CNB taking all necessary and appropriate actions prior to the Merger to (i) cause an aggregate of $25,000 to be contributed to one or both of the annuity contracts (as specified by Executive) held under the Supplemental Retirement Annuity Agreement (the "SRAA") between Executive and CNB, dated May 15, 2000, (ii) cause the transfer of such annuity contracts to a "rabbi trust," the terms of which shall provide for the payment of benefits to Executive and his beneficiaries in accordance with the terms of the SRAA, and (iii) amend the SRAA as necessary or appropriate to reflect such actions.

         16. Affiliation. A company will be deemed to be "affiliated" with NBTB or CNB according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         17. Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         18. Termination. This Agreement shall terminate in the event that the Merger Agreement terminates in accordance with Section 12 thereof.

         IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.


                                   NBT BANCORP INC.



                                   By:     /S/ Daryl R. Forsythe
                                               Daryl R. Forsythe
                                               Chairman, President and
                                               Chief Executive Officer


                                   NBT BANK, NATIONAL ASSOCIATION



                                   By:      /S/ Daryl R. Forsythe
                                            Daryl R. Forsythe
                                            Chairman and Chief Executive Officer


                                            PETER J. CORSO


                                            /S/ Peter J. Corso